UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 20, 2011 (April 18, 2011)

MCCORMICK & SCHMICK’S SEAFOOD RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50845	20-1193199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 NW Northrup Street, Suite 700, Portland, Oregon 97209

(Address of principal executive offices) (Zip Code)

(503) 226-3440

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On April 20, 2011, the Board of Directors of McCormick & Schmick’s Seafood Restaurants, Inc. (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) payable on April 28, 2011, for each outstanding share of Common Stock, par value $0.001 per share (the “Common Shares”), outstanding on April 28, 2011 (the “Record Date”) to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Preferred Stock, par value $0.001 per share (the “Preferred Shares”), of the Company, at a price of $45.00 per one one-thousandth of a Preferred Share represented by a Right (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”), dated effective April 18, 2011, between the Company and Computershare Trust Company, N.A., as Rights Agent.

Distribution Date; Exercisability; Expiration

Initially, the Rights will be attached to all Common Share certificates and no separate certificates evidencing the Rights (“Rights Certificates”) will be issued. Separate Rights Certificates will be caused to evidence the rights on the earlier to occur of (i) 10 days following a public announcement, or the public disclosure of facts indicating, that a Person (as defined in the Rights Agreement) or group of Affiliated or Associated Persons (as such terms are defined in the Rights Agreement) has acquired Beneficial Ownership (as defined below) of 15% or more of the outstanding Common Shares (an “Acquiring Person”) (or, in the event an exchange is effected in accordance with Section 24 of the Rights Agreement and the Board determines that a later date is advisable, then such later date that is not more than 20 days after such public announcement) or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Shares (the earlier of such dates, the “Distribution Date”). As soon as practicable after the Distribution Date, the Company will prepare and cause the Rights Certificates to be sent to each holder of record as of the close of business on the Distribution Date.

A Person shall not be deemed to be an “Acquiring Person” if such Person, on the date of the first public announcement of the adoption of the Rights Agreement, is a Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding, (a “Grandfathered Stockholder”); provided, however, that if a Grandfathered Stockholder becomes, after the Record Date, the Beneficial Owner of additional Common Shares (other than Common Shares acquired solely as a result of corporate action of the Company not caused, directly or indirectly, by such Person) at any time such that the Grandfathered Stockholder is or thereby becomes the Beneficial Owner of 15% or more of the Common Shares then outstanding, then such Grandfathered Stockholder shall be deemed an Acquiring Person; provided, however, that upon the first decrease of a Grandfathered Stockholder’s Beneficial Ownership below 15%, such Grandfathered Stockholder shall no longer be considered a Grandfathered Stockholder. “Beneficial Ownership” shall include any securities such Person or any of such Person’s Affiliates or Associates (i) beneficially owns, directly or indirectly, (ii) has the right to acquire, (iii) except under limited circumstances, securities such Person or any such Person’s Affiliates or Associates has the right to vote pursuant to any agreement, arrangement or understanding, and (iv) which are the subject of, or the reference securities for, or that underlie, any derivative securities (as defined under Rule 16a-1 under the Exchange Act) of such Person or any of such Person’s Affiliates or Associates that increase in value as the value of the underlying equity increases, with the number of Common Shares deemed Beneficially Owned being the notional or other number of Common Shares specified in the documentation evidencing the derivative interest as being subject to be acquired upon the exercise or settlement of the derivative interest or as the basis upon which the value or settlement amount of such derivative interest is to be calculated in whole or in part or, if no such number of Common Shares is specified in such documentation, as determined by the Board of Directors in it sole discretion to be the number of Common Shares to which the derivative interest relates.

The Rights Agreement provides that, until the Distribution Date, (i) the Rights will be transferred with and only with the Common Shares, (ii) new Common Share certificates issued after the Record Date or upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

The Rights are not exercisable until the Distribution Date. The Rights will expire on April 18, 2012 (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case, as described below.

As of April 18, 2011 there were 14,869,948 shares of Common Shares issued and outstanding, as well as compensatory stock options to purchase 615,148 Common Shares. As long as the Rights are attached to the Common Shares, the Company will issue one Right with each new Common Share so that all such shares will have Rights attached.

Exempt Persons

The Board of Directors may, in its sole and absolute discretion, determine that a Person is exempt from the Rights Agreement (an “Exempt Person”); provided that such determination is made, and no Person shall qualify as an Exempt Person unless such determination is made, prior to such time as any Person becomes an Acquiring Person; provided further that any Person will cease to be an Exempt Person if the Board of Directors makes a contrary determination with respect to such Person regardless of the reason therefor.

Flip-In Event

If a Person or group becomes an Acquiring Person at any time after the date of the Rights Agreement (with certain limited exceptions) the Rights will become exercisable for Common Shares (or, in certain circumstances, Preferred Shares or other similar securities of the Company) having a value equal to two times the exercise price of the Right. From and after the announcement that any Person has become an Acquiring Person, if the Rights evidenced by a Right Certificate are or were at any time on or after the earlier of (i) the date of such announcement or (ii) the Distribution Date acquired or beneficially owned by an Acquiring Person or an Associate or Affiliate of an Acquiring Person, such Rights shall become void, and any holder of such Rights shall thereafter have no right to exercise such Rights.

Flip-Over

If, at any time after the announcement that a Person has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or Earning Power (as defined in the Rights Agreement) are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

Upon the occurrence of a flip-in or flip-over event, if the Board of Directors so elects, the Company shall deliver upon payment of the exercise price of a Right an amount of cash or securities equivalent in value to the Common Shares issuable upon exercise of a Right; provided that, if the Company fails to meet such obligation within 30 days following of the announcement that a Person has become an Acquiring Person, the Company must deliver, upon exercise of a Right but without requiring payment of the exercise price then in effect, Common Shares (to the extent available) and cash equal in value to the difference between the value of the Common Shares otherwise issuable upon the exercise of a Right and the exercise price then in effect. The Board of Directors may extend the 30-day period described above for up to an additional 60 days to permit the taking of action that may be necessary to authorize sufficient additional Common Shares to permit the issuance of Common Shares upon the exercise in full of the Rights.

Exchange

At any time after any Person becomes an Acquiring Person and prior to the acquisition by any Person or group of a majority of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such Person or group which have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

Redemption

At any time prior to the time any Person becomes an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendment

The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after such time as any Person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person and its Affiliates and Associates).

Adjustment

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares; (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares; or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of Preferred Shares issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

Preferred Stock

Because of the nature of the dividend, liquidation and voting rights of the Preferred Shares, the value of the one one-thousandth of a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

Each Preferred Share will be entitled to a quarterly dividend payment of 1,000 multiplied by the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a payment per share equal to 1,000 multiplied by the aggregate payment made per Common Share. Each Preferred Share will have 1,000 votes, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1,000 multiplied by the amount received per Common Share. These rights are protected by customary antidilution provisions.

Rights of Holders

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Certain Anti-Takeover Effects

The Rights will not prevent a takeover of the Company. However, the Rights may cause substantial dilution to a Person or group that acquires 15% or more of the outstanding Common Shares. The Rights however, should not interfere with any merger or other business combination approved by the Board of Directors of the Company.

Further Information

A copy of the Rights Agreement is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by this reference. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights and the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

On April 20, 2011, the compensation committee of the Company’s Board of Directors approved certain incentives to retain key management personnel, including both “stay bonuses” and change of control plans. The Board of Directors granted these incentives in order to help counteract the risks of untimely management resignations occasioned by the unsolicited tender offer made by LSRI Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Landry’s Restaurants, Inc., which is controlled by Tilman J. Fertitta, to purchase all of the Company’s outstanding Common Shares (other than shares already owned by Mr. Fertitta and his affiliates), at a purchase price of $9.25 per Common Share. The total amount of these payments, if paid to all employees eligible to receive them, would be $1,720,000.

The “stay bonus” payments are earned by the Company’s named executive officers and certain other employees if those employees remain employed with the Company on October 18, 2011. The amounts of the stay bonuses payable to each of the Company’s named executive officers is set forth below.

Named Executive Officer	Stay Bonus Amount
William T. Freeman	$150,000
Michelle M. Lantow	$75,000
Michael B. Liedberg	$35,000
Steven B. Foote	$25,000
Christopher C. Westcott	$25,000
Kelly A.B. Gordon	$25,000

The change of control bonus arrangement adopted April 20, 2011 provides that payments will be earned by the Company’s named executive officers and certain other employees in the event that within six (6) months of a change of control of the Company such named executive officer or employee is terminated without “cause.” William T. Freeman’s change of control bonus will be implemented by adding one year’s salary and average bonus over the last two years to his employment agreement. Michelle M. Lantow’s change of control bonus will be implemented by adding one year’s salary to her employment agreement. The amounts of the change of control payments payable to each of the Company’s directors and named executive officers pursuant to the April 20, 2011 change of control bonus plan are set forth below.

Named Executive Officer	Change of Control Bonus Amount
William T. Freeman	$575,000
Michelle M. Lantow	$285,000
Douglas L. Schmick	$50,000
Michael B. Liedberg	$70,000
Steven B. Foote	$50,000
Christopher C. Westcott	$50,000
Kelly A.B. Gordon	$50,000

Item 3.03	Material Modifications to Rights of Security Holders.

The information set forth in Items 1.01 and 5.03 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 regarding stay bonuses and the change of control bonus arrangement is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement, on April 20, 2011 the Company filed a Certificate of Designation of Series A Preferred Stock with the Secretary of State of the State of Delaware. See the description set forth under Item 1.01 for a more complete description of the rights and preferences of the Series A Preferred Stock. A copy of the Certificate of Designation of Series A Preferred Stock is attached as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 8.01	Other Events.

On April 20, 2011, the Company issued a press release announcing that its Board of Directors rejected the unsolicited tender offer by Tilman J. Fertitta, through his affiliate LSRI Holdings, Inc., a subsidiary of Landry’s Restaurants, Inc., and recommended that the Company’s stockholders not tender their shares to LSRI Holdings, Inc. pursuant to the offer. A copy of the press release is attached as Exhibit 99.1, and is incorporated herein by reference.

Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the tender offer commenced by Tilman J. Fertitta, through his affiliate LSRI Holdings, Inc., a subsidiary of Landry’s Restaurants, Inc., the Company has filed a solicitation/recommendation statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission (“SEC”). INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by the registrant (when available) through the SEC’s Electronic Data Gathering and Retrieval database at http://www.sec.gov., or at the registrant’s website, http://www.mccormickandschmick.com by clicking on the “Investors” tab.

Certain Information Regarding Participants

The Company and certain of its respective directors and executive officers may be deemed to be participants under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the year ended December 29, 2010, which was filed with the SEC on March 11, 2011, and its proxy statement for the 2011 Annual Meeting, as amended, which was originally filed with the SEC on April 11, 2011 and was amended on April 14, 2011. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.3	Certificate of Designation of Series A Preferred Stock of McCormick & Schmick’s Seafood Restaurants, Inc., as filed with the Secretary of State of the State of Delaware on April 20, 2011.

Exhibit 4.1	Rights Agreement, dated April 18, 2011, between McCormick & Schmick’s Seafood Restaurants, Inc. and Computershare Trust Company, N.A., as Rights Agent, which includes the Form of Certificate of Designation of Series A Preferred Stock as Exhibit A, the Form of Rights Certificate as Exhibit B, and the Summary of Rights as Exhibit C.

Exhibit 99.1	Press Release issued by McCormick & Schmick’s Seafood Restaurants, Inc. dated April 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCormick & Schmick’s Seafood Restaurants, Inc.

Date: April 20, 2011

	By:	/s/ Michelle M. Lantow
Michelle M. Lantow
Chief Financial Officer
(Principal Financial and Accounting Officer)